Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

FOR IMMEDIATE RELEASE:
October 15, 2014

SEARS HOLDINGS CORPORATION ANNOUNCES COMMENCEMENT OF RIGHTS OFFERING

HOFFMAN ESTATES, Ill. - Sears Holdings Corporation (NASDAQ:SHLD) (“Sears Holdings” or the “Company”) today announced that Sears Canada Inc. (“Sears Canada”) has filed a Registration Statement on Form F-10 (the “Registration Statement”) with the Securities and Exchange Commission in connection with Sears Holdings’ previously announced rights offering of up to 40,000,000 common shares of Sears Canada.  The Registration Statement is automatically effective as of October 15, 2014.

Under the terms of the rights offering, Sears Holdings is distributing to its stockholders, at no charge, one transferable subscription right for every share of Sears Holdings common stock held of record as of 5:00 p.m., New York City time, on October 16, 2014, the previously announced record date.  Each subscription right entitles the holder thereof to purchase 0.375643 of a common share of Sears Canada for each share of Sears Holdings common stock owned as of the record date at a purchase price of U.S.$9.50 per share.  In addition to being able to purchase their pro rata portion of the shares offered based on their ownership as of the record date for the rights offering, stockholders may oversubscribe for additional Sears Canada common shares as described in the Registration Statement.

The subscription rights are listed on the NASDAQ Global Select Market under the symbol “SHLDR.”  Unless the rights offering is extended, trading of the subscription rights on the NASDAQ Global Select Market will stop at the close of business on November 4, 2014.

As soon as practicable after October 16, 2014, the record date for the rights offering, Sears Holdings will distribute subscription rights certificates to individuals who owned Sears Holdings common stock at 5:00 p.m., New York City time, on October 16, 2014.  The rights offering will expire at 5:00 p.m., New York City time, on November 7, 2014, unless extended.

The rights offering will be made only by means of a prospectus filed with the OSC and the SEC.  The prospectus, including any supplements or amendments thereto, contains important information about the rights offering and Sears Canada, and holders of subscription rights are urged to read the prospectus carefully.  Questions about the rights offering or requests for additional copies of the rights offering documents may be directed to Georgeson Inc., Sears Holdings’ information agent for the rights offering, by calling (866) 741-9588 (toll-free) or emailing SearsCanadaOffer@georgeson.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop.  Sears Holdings is home to Shop Your WayTM, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them.  The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with more than 2,000 full-line and specialty retail stores in the United States and Canada.

Forward-Looking Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the continued listing of Sears Canada’s common shares on NASDAQ, future trading of the common stock of Sears Holdings and common shares of Sears Canada and other statements that describe the companies’ plans.  Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering of Sears Holdings’ interest in Sears Canada, such as the timing and certainty of the completion of that transaction, the intent of Sears Holdings’ investors to participate in the rights offering, the operational and financial profile of Sears Holdings or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus that will be contained in the registration statement to be filed with the SEC by Sears Canada with respect to the rights offering.  A detailed description of other risks relating to Sears Holdings are set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2014 and our other filings with the SEC.  We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.